SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2011

Neuralstem, Inc.
(Exact name of registrant as specified in Charter)

Delaware	000-1357459	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9700 Great Seneca Highway, Rockville, Maryland 20850
(Address of Principal Executive Offices)

(301) 366-4841
 (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 15, 2011, the Board of Directors (“Board”) of Neuralstem, Inc. (the “Company”) expanded the number of directors from four (4) to five (5) and appointed Mr. Stanley Westreich to serve as a Class II director until the Company’s 2013 annual shareholders meeting or until such time as he resigns or is removed.

Mr. Westreich was President of Westfield Realty, Inc., a real estate development and construction company, from 1965 to 2005.  From July 26, 1994 to May 2010 he served as a director of Capital One Financial Corporation and also served as a director of Capital One Bank (USA), National Association.  He served as a member of the Capital One Financial Corporation Compensation Committee from March 1995 through February 2010 and was its Chairman from March 1995 through April 2005. He has also served on the Capital One Financial Corporation Finance and Trust Oversight Committee from April 2004 to May of 2010.

As compensation for his services on the Board, Mr. Westreich will participate in the Company’s non-executive board compensation policy.

A copy of the press release announcing the appointment of Mr. Westreich is attached to this report as Exhibit 99.01.

Item 9.01	Financial Statement and Exhibits.

Exhibit Number	Description
99.01	Press Release Dated February 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEURALSTEM, INC

By:	/s/ I. Richard Garr
I. Richard Garr Chief Executive Officer

Dated: February 15, 2011